REGIONAL BANKSHARES, INC.

                                                                      Exhibit 32
                Certifications Pursuant to 18 U.S.C. Section 1350

The undersigned, who is the chief executive officer and the chief financial officer of Regional Bankshares, Inc., hereby certifies that, to the best of his knowledge, the accompanying Form 10-QSB of the issuer fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.



Date: November 11, 2005                    /s/ CURTIS A. TYNER
                                           -------------------------------------
                                           Curtis A. Tyner
                                           Chief Executive Officer and Chief
                                           Financial Officer